Exhibit 99.1

FOR IMMEDIATE RELEASE

InfoLogix Announces Appointment of Melvin L. Keating to Board of Directors

HATBORO, PA  —  April 8, 2010 — InfoLogix, Inc. (NASDAQ: IFLG), a leading technology provider of enterprise mobility solutions for the healthcare and commercial industries, announced today the appointment of Melvin L. Keating to the InfoLogix Board of Directors.  Mr. Keating will serve as Chairman of the Audit Committee.

Mr. Keating was previously President and Chief Executive Officer of Alliance Semiconductor Corporation, a worldwide manufacturer and seller of semiconductors, from 2005 to 2008.  Prior to this, Mr. Keating served as Executive Vice President, Chief Financial Officer and Treasurer of healthcare software company Quovadx Inc.  From 1997 to 2004, Mr. Keating was a Strategy Consultant at Warburg Pincus Equity Partners, providing investment analysis and transactional advice.  Mr. Keating also served as President and CEO of Sunbelt Management Company, and spent a decade as Senior Vice President, Financial Administration of Olympia & York Companies/Reichmann International, where he was responsible for joint ventures, financial reporting and acquisitions.

During the course of his career, Mr. Keating has served on the Board of Directors of seven publicly-traded organizations, including serving as audit committee chair at Integrated Silicon Solutions Inc., Plymouth Rubber Co., and Price Legacy Corp., a REIT that he helped to create.  Currently Mr. Keating serves on the board of directors at White Electric Designs Corp., as well as on the advisory board of BTI Systems, Inc.

Mr. Keating holds a B.A. degree from Rutgers University, as well as an M.S. in Accounting and M.B.A in Finance, both from The Wharton School of the University of Pennsylvania.

“Mel Keating is among the most widely respected financial experts in the investor relations community, and we are pleased to have him joining our board and chairing our audit committee,” said David Gulian, president and CEO of InfoLogix.  “With Mel’s operational experience as a CEO, his prior board and audit committee oversight, and his expertise in both the healthcare and commercial marketplaces, he will be able to help us transition into the last phase of our strategic plan to become a full solutions company.  Mel understands the mobility space and believes it will be a major segment of our future success.  On behalf of the entire InfoLogix executive team, we are looking forward to working with him.”

“It is a distinct honor to be joining the InfoLogix Board of Directors,” said Mel Keating.  “InfoLogix has created a strong market position at the intersection of healthcare mobility and SAP supply chain solutions.  With continued fiscal discipline, streamlined operations and a drive toward profitability, I believe that the company will be poised for a strong future.”

About InfoLogix, Inc.

InfoLogix is a leading provider of enterprise mobility solutions for the healthcare and commercial industries. InfoLogix uses the industry’s most advanced technologies to increase the efficiency, accuracy, and transparency of complex business and clinical processes. With 19 issued patents, InfoLogix provides mobile managed solutions, on-demand software applications, mobile infrastructure products, and strategic consulting services to over 2,000 clients in North America including Kraft Foods, Merck and Company, General Electric, Kaiser Permanente, MultiCare Health System and Stanford School of Medicine. InfoLogix is a publicly-traded company (NASDAQ: IFLG). For more information visit www.infologix.com.

Safe Harbor

InfoLogix makes forward-looking statements in this press release which represent our expectations or beliefs about future events and financial performance.  Forward-looking statements are identifiable by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may” and other similar expressions.  In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.  Forward-looking statements are subject to known and unknown risks and uncertainties, including the risks described in our Annual Report on Form 10-K for the period ended December 31, 2008, our Quarterly Report on Form 10-Q for the period ended September 30, 2009 and other filings we make with the Securities and Exchange Commission.  In addition, actual results could differ materially from those suggested by the forward-looking statements, and therefore you should not place undue reliance on the forward-looking statements.  We do not make any commitment to revise or update any forward-looking statements to reflect events or circumstances occurring or existing after the date of any forward-looking statement is made.

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Investor Relations for InfoLogix:
Jay Roberts
Chief Financial Officer

215-604-0691 x1102

jroberts@infologix.com